AGENCY AGREEMENT

November 2, 2011

Gentor Resources, Inc.

1 First Canadian Place, 100 King Street West

Suite 7070, P.O. Box 419

Toronto, Ontario M5X 1E3

Attention: Arnold T. Kondrat, Executive Vice President

Re:

Private Placement of Common Shares and Warrants

Dear Sirs:

The undersigned, GMP Securities L.P. (the "Agent"), understands that Gentor Resources, Inc., a Florida corporation (the "Corporation"), proposes to issue to persons outside the United States (as defined below) who are not U.S. Persons (as defined below) on a private placement basis at the Time of Closing (as defined below) a minimum of 1,000,000 and a maximum of 4,000,000 units of securities of the Corporation (the "Units") at an offering price of Cdn$1.00 per Unit (the "Issue Price") for aggregate gross proceeds of a minimum of Cdn$1,000,000 and a maximum of Cdn$4,000,000 (the "Offering"). Subject to the terms and conditions set forth below, the Corporation hereby appoints the Agent as the exclusive agent of the Corporation to offer the Units for sale to Purchasers (as defined below) on a commercially reasonable, "best efforts" basis, and the Agent hereby agrees to act in such capacity. The Corporation agrees that the Agent is under no obligation to purchase any of the Units.

Each Unit shall be comprised of one Common Share (as defined below) and one half of one Common Share purchase warrant (each whole Common Share purchase warrant, a "Warrant"). Each Warrant shall entitle the holder thereof to purchase one (1) Common Share (a "Warrant Share") at an exercise price of Cdn$1.25 at any time before 5:00 p.m. (Toronto time) on the date that is twelve (12) months following the Closing Date (as defined below), subject to adjustment in certain events. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the warrant indenture (the "Warrant Indenture") to be dated as of the Closing Date between the Corporation and Equity Financial Trust Company (the "Warrant Agent"). In case of any inconsistency between the description of the Warrants in this Agreement and the terms of the Warrants as set forth in the Warrant Certificates and the Warrant Indenture, the provisions of the Warrant Indenture shall govern.

In consideration for the services to be rendered by the Agent in connection with the offer and sale of the Units pursuant to the Offering, and all other services related thereto, the Corporation shall pay to the Agent the Agent's Fee (as defined below) and grant the Agent Compensation Options (as defined below) in accordance with the provisions of Section 8.1.

The Agent understands that the Corporation recently completed a non brokered private placement offering involving the issuance of 1,222,500 units of securities of the Corporation (with each unit consisting of one Common Share and one warrant to purchase one half of one Common Share) to U.S. Persons or persons in the United States pursuant to an exemption from the registration requirements of the U.S. Securities Act (as defined below) and to persons outside the United States (collectively, the "Other Offering").

The Offering is conditional upon and subject to the additional terms and conditions set forth below.

1.

 Definitions

1.1

In this Agreement, including any Schedules forming a part of this Agreement:

(a)

"Accredited Investor" means a Purchaser who qualifies as an "accredited investor" pursuant to National Instrument 45 106 Prospectus and Registration Exemptions;

(b)

"Accredited Investor Certificate" means the Accredited Investor Certificate for Purchasers attached as Schedule B to the Subscription Agreement;

(c)

"Agent" has the meaning given to that term in paragraph one of this Agreement;

(d)

"Agent's Compensation Options" has the meaning given to that term in Section 8.1;

(e)

"Agent's Compensation Shares" has the meaning given to that term in Section 8.1;

(f)

"Agent's Compensation Option Certificates" has the meaning given to that term in Section 8.1;

(g)

"Agent's Expenses" has the meaning given to that term in Section 12.1;

(h)

"Agent's Fee" has the meaning given to that term in Section 8.1;

(i)

"Agreement" means this agency agreement and includes all Schedules attached hereto, in each case as they may be amended or supplemented from time to time in accordance with its terms;

(j)

"Applicable Securities Laws" means the securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments applicable to the Corporation if used in reference to the Corporation or applicable to the Agent if used in reference to the Agent, of each of the Qualifying Jurisdictions or, as the context may require, any one or more of the Qualifying Jurisdictions;

(k)

"Business Day" means a day other than a Saturday, a Sunday or a statutory holiday in the Province of Ontario, Canada;

(l)

"Closing" has the meaning given to that term in Section 7.1;

(m)

"Closing Date" has the meaning given to that term in Section 7.1;

(n)

"Code" means the Internal Revenue Code of 1986, as amended;

(o)

"Common Shares" means the shares of common stock of the Corporation, par value US$0.0001 per share;

(p)

"Corporation" has the meaning given to that term in paragraph one of this Agreement;

(q)

"Default Event" has the meaning given to it in Section 5.1(b);

(r)

"Directed Selling Efforts" means "directed selling efforts" as defined in Rule 902(c) of Regulation S;

(s)

"Distribution Compliance Period" means "distribution compliance period" as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, it means the six month period that begins on the Closing Date, except that all offers and sales by the Agent, a dealer, or other person that participates in the distribution of the Securities pursuant to a contractual arrangement of an unsold allotment of Securities shall be deemed to be made during the Distribution Compliance Period;

(t)

"Documents" means, collectively, this Agreement, the Subscription Agreements, the Warrant Indenture, the Warrant Certificates, the Agent's Compensation Option Certificates, and the Registration Statement;

(u)

"EDGAR" means the Electronic Data Gathering, Analysis and Retrieval system;

(v)

"ERISA" has the meaning given to that term in Section 3.1(ee);

(w)

"Exchange" means the TSX Venture Exchange;

(x)

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(y)

"FCPA" has the meaning given to that term in Subsection 3.1(gg);

(z)

"Financial Statements" means the financial statements of the Corporation described in Subsection 3.1(s);

(aa)

"Foreign Purchaser Certificate" means the Foreign Purchaser Certificate for Purchasers attached as Schedule D to the Subscription Agreement;

(bb)

"GMP" means GMP Securities L.P.;

(cc)

"Hazardous Material" has the meaning given to that term in Subsection 3.1(dd);

(dd)

"including" means including but not limited to;

(ee)

"Indemnitor" has the meaning given to that term in Section 10.1;

(ff)

"Issue Price" has the meaning given to that term in paragraph one of this Agreement;

(gg)

"Lock up Agreements" means the agreements dated as of the Closing Date between the Agent and each officer and director of the Corporation pursuant to which each will covenant and agree that they will not, for a period of 120 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any securities of the Corporation held by such officer and director (and the associates thereof), directly or indirectly, without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed;

(hh)

"Losses" has the meaning given to that term in Section 5.1(h);

(ii)

"Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, prospects, assets (including intangible assets), capitalization, financial condition or results of operations at such entity, its personnel or subsidiaries taken as a whole;

(jj)

"Material Change" has the meaning given to that term under the Securities Act (Ontario);

(kk)

"Material Fact" has the meaning given to that term under the Securities Act (Ontario);

(ll)

"Material Subsidiaries" has the meaning given to that term in Section 3.1(d);

(mm)

"Mineral Interests" has the meaning given to that term in Section 3.1(m);

(nn)

"Minimum Amount Investment Certificate" means the Minimum Amount Investment Certificate for Purchasers attached as Schedule C to the Subscription Agreement;

(oo)

"Money Laundering Laws" has the meaning given to that term in Section 3.1(hh);

(pp)

"Net Proceeds" has the meaning given to that term in Section 7.3;

(qq)

"OFAC" has the meaning given to that term in Section 3.1(ii);

(rr)

"Offering" has the meaning given to that term in paragraph one of this Agreement;

(ss)

"Offshore Transaction" has the meaning given to it in Regulation S;

(tt)

"Oman" means the Sultanate of Oman;

(uu)

"Other Offering" has the meaning given to that term in paragraph four of this Agreement;

(vv)

"Penalty" has the meaning given to it in Section 5.1(b);

(ww)

"Personnel" has the meaning given to that term in Section 10.1;

(xx)

"Public Record" means the information about the Corporation and the Material Subsidiaries contained in any press release, material change report, financial statements, management information circular and other documents which have been filed on EDGAR;

(yy)

"Purchaser" means a person that subscribes for and purchases any of the Units pursuant to the Offering and "Purchasers" means more than one;

(zz)

"Qualifying Jurisdictions" means each of the provinces of Canada and such other jurisdictions (not including the United States) where the Units are sold which are agreed to by the Corporation and the Agent;

(aaa)

"Registration Statement" has the meaning given to it in Section 5.1(b);

(bbb)

"Registration Period" has the meaning given to it in Section 5.1(b);

(ccc)

"Regulation S" means Regulation S, promulgated under the U.S. Securities Act;

(ddd)

"Regulation S K" means Regulation S-K promulgated by the SEC;

(eee)

"Regulatory Authorities" means the securities regulatory authorities in each of the Qualifying Jurisdictions;

(fff)

"SEC" means the United States Securities and Exchange Commission;

(ggg)

"SEC Documents" means all reports, schedules, forms, statements and other documents required to be filed since March 1, 2010 with the SEC by the Corporation, including, without limitation, all exhibits included or incorporated by reference therein, financial statements and schedules thereto, and documents (other than exhibits) included or incorporated by reference therein;

(hhh)

"Securities" means, collectively, the Units, the Common Shares comprising part of the Units, the Warrants and the Warrant Shares;

(iii)

"Selling Securityholder Notice and Questionnaire" means the Selling Securityholder Notice and Questionnaire attached as Schedule G to the Subscription Agreement;

(jjj)

"Subscription Agreement" means the subscription agreement between the Corporation and a Purchaser of Units pursuant to the Offering;

(kkk)

"Subscription Proceeds" means the aggregate gross subscription proceeds paid by the Purchasers for the Units;

(lll)

 "Time of Closing" has the meaning given to that term in Section 7.1;

(mmm)

 "Trading Day" means, with respect to a stock exchange, a day on which the stock exchange is open for business;

(nnn)

"Underlying Securities" means collectively, the Warrant Shares issuable upon exercise of the Warrants and the Agent's Compensation Shares issuable upon the exercise of the Agent's Compensation Options;

(ooo)

"Units" has the meaning given to that term in paragraph one of this Agreement;

(ppp)

"United States" has the meaning given to that term in Regulation S;

(qqq)

"U.S. Person" means a "U.S. person" as defined in Rule 902(k) of Regulation S;

(rrr)

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(sss)

"Warrant" has the meaning given to that term in paragraph two of this Agreement;

(ttt)

"Warrant Agent" has the meaning given to that term in paragraph two of this Agreement;

(uuu)

"Warrant Certificates" means the certificates to be dated as of and issued on the Closing Date representing the Warrants in a form to be agreed upon by the   Corporation and the Agent, each acting reasonably;

(vvv)

"Warrant Indenture" has the meaning given to that term in paragraph two of this Agreement; and

(www)

"Warrant Share" has the meaning given to that term in paragraph two of this Agreement.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "paragraph" and "Section" (unless otherwise indicated) are to the appropriate paragraphs and sections of this Agreement. Unless the context otherwise requires, any reference to a statute shall be deemed to include regulations made pursuant thereto, all amendments in force from time to time, and any statute or regulation that may be passed which has the effect of supplementing or superseding the statute or regulation referred to.

2.

 Offering Terms

2.1

The Units will be offered for sale by the Agent to Purchasers resident in the Qualifying Jurisdictions on a private placement basis and only at the Issue Price as contemplated herein.

2.2

The Agent will comply with applicable laws, regulations and Exchange rules in connection with the offer to sell, or distribution of, the Units. The Agent will not, directly or indirectly, solicit offers to purchase or sell the Units so as to require the filing of a prospectus, offering memorandum or similar disclosure document with respect to the   Units, the Common Shares, the Warrants, the Warrant Shares, the Agent's Compensation Options or the Agent's Compensation Shares under the laws of any of the Qualifying Jurisdictions. The Agent will use its best efforts to cause similar undertakings to be contained in any agreement among any members of the banking, selling or other group formed for the distribution of the Units, the Common Shares and the Warrants, and will require any member of the banking, selling or other group formed for the distribution of the Units to comply with applicable laws, including securities laws and regulations of any Qualifying Jurisdiction and Exchange rules.

2.3

The sale of the Units to Purchasers is to be effected by the Agent in a manner exempt from any prospectus, registration statement, offering memorandum or similar disclosure document filing or delivery requirements of the Applicable Securities Laws and without the necessity of obtaining any order or ruling of the Regulatory Authorities. The Agent will notify the Corporation with respect to the identity, location and residence of each Purchaser in a Qualifying Jurisdiction as soon as practicable and with a view to affording sufficient time to allow the Corporation to secure compliance with all Applicable Securities Laws in connection with the sale of the Units to the Purchasers. The Corporation will have the final decision on the prospective Purchaser list.

2.4

The Agent will obtain from each Purchaser a properly completed and duly executed Subscription Agreement and a properly completed and duly executed Selling Securityholder Notice and Questionnaire and Accredited Investor Certificate, Minimum Amount Investment Certificate, or Foreign Purchaser Certificate, together with any additional documentation as may be requested by the Exchange.

2.5

If in the opinion of the Agent it is necessary, the Agent will form, manage and participate in a group of sub agents to offer and sell the Units, the Common Shares and the Warrants as provided for hereunder. Each sub agent shall be appropriately registered under the Applicable Securities Laws in their respective jurisdictions so as to permit it to lawfully offer and sell the Units, the Common Shares and the Warrants in such jurisdictions in which it offers and sells the Units, the Common Shares and the Warrants. In the event that a selling group is formed, the Agent will:

(a)

manage the selling group as and to the extent customary in the securities industry in Canada; and

(b)

require each member of the selling group to offer and sell the Units, the Common Shares and the Warrants on the terms set forth in this Agreement.

2.6

The Corporation covenants to use its reasonable best efforts to satisfy as expeditiously as possible, each of the conditions of the Exchange, if any, required to be satisfied prior to the Exchange's admission of the Common Shares for trading.

2.7

Neither the Corporation nor the Agent shall: (i) provide to prospective Purchasers any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of the Applicable Securities Laws of Canada or the United States or any state or territory thereof; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid   circulation, broadcast over radio, television, interne or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2.8

No selling or promotional expenses will be paid for or incurred in connection with the Offering, except for professional services or for services performed by a registered dealer, as provided for herein.

2.9

The Corporation shall refuse to register any transfer of any Securities or Agent's Compensation Options (including the underlying securities) made prior to the expiration   of the Distribution Compliance Period not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from such registration.

2.10  The Agent acknowledges that the Units, the Common Shares and Warrants comprising the Units and the Warrant Shares have not been registered under the U.S. Securities Act or applicable state securities laws and may not be offered or sold except outside the United States in accordance with Regulation S to persons who are not U.S. Persons. Thus, the   Agent represents, warrants and covenants to the Corporation, without limiting the generality of Section 2.3 of this Agreement, as of the date of this Agreement and as of the Time of Closing, (which representations, warranties and covenants shall survive the completion of the transactions contemplated under this Agreement), that it has offered and sold, and will offer and sell, the Units or Common Shares and Warrants comprising the Units only outside the United States in an Offshore Transaction in accordance with Rule 903 of Regulation S to persons who are not U.S. Persons or purchasing for the account or benefit of U.S. Persons. Accordingly, the Agent represents, warrants and covenants to the   Corporation, as of the date of this Agreement and as of the Time of Closing, (which representations, warranties and covenants shall survive the completion of the transactions contemplated under this Agreement), that:

(a)

neither it, nor any person acting on its behalf, has made or will make in connection therewith:

(i)

any offer to sell, or any solicitation of an offer to buy, any Units or Common Shares and Warrants comprising the Units to any person in the United States or U.S. Person;

(ii)

any sale of Units or Common Shares and Warrants comprising the Units to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was outside the United States, not a U.S. Person and not purchasing the Units or Common Shares and Warrants comprising the Units for the account or benefit of a U.S. Person or a person in the United States, or the Agent, or any persons acting on their behalf, reasonably believed that such Purchaser was outside the United States and not a U.S. Person, and was not purchasing the Units or Common Shares and Warrants comprising the Units for the account or benefit of a U.S. Person or a person in the United States; or

(iii)

any Directed Selling Efforts in the United States with respect to the Units, either while any of the Units are being offered for sale or during the Distribution Compliance Period; and

(b)

any offering materials and documents (other than press releases) used in connection with offers and sales of the Securities prior to the expiration of the Distribution Compliance Period will include statements to the effect that the Securities have not been registered under the U.S. Securities Act and may not be offered or sold in the United States or to or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available and that hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act. Such statements will appear (i) on the cover or inside cover page of any material or memorandum; (ii) in the plan of distribution section of any prospectus or offering memorandum; and (iii) in any advertisement made or issued by the Corporation, any of its affiliates or any person acting on its or their   behalf (other than the Agents, any member of the selling dealer group, their respective affiliates, or any person acting on any of their behalf, in respect of which no representation is made).

2.11

The Agent represents, warrants and covenants to the Corporation that:

(a)

it will not offer or sell any of the Securities, the Agent's Compensation Options or

the Agent's Compensation Shares, prior to the expiration of the Distribution Compliance Period, except in compliance with the provisions of Rule 903 or Rule 904 of Regulation S (if available), or pursuant to an effective registration statement under the U.S. Securities Act or an available exemption from the registration requirements of the U.S. Securities Act;

(b)

 it shall send to each dealer or other person receiving a selling concession, fee or other remuneration to which it sells Securities during the Distribution Compliance Period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities in the United States or to or for the account or benefit of U.S. Persons in compliance with Rule 903(b)(3) of Regulation S;

(c)

 it will not engage in hedging transactions with respect to the Securities, the Agent's Compensation Options or the Agent's Compensation Shares prior to the expiration of the Distribution Compliance Period, unless in compliance with the U.S. Securities Act;

(d)

 it is not, and is not acquiring the Agent's Compensation Options on behalf of (as agent or otherwise), or for the account or benefit of, a person in the United States or a U.S. Person, and was not in the United States at the time it received the offer to acquire the Agent's Compensation Options or at the time it executed this Agreement;

(e)

 it understands agrees that (i) the Agent's Compensation Options and the Agent's Compensation Shares have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, (ii) absent such registration or an exemption therefrom, the Agent's Compensation Options and the Agent's Compensation Shares may not be sold, transferred or exercised, as applicable, and (iii) the certificates representing the Agent's Compensation Options and any Agent's Compensation Shares issued upon exercise thereof will bear such U.S. restrictive legend(s) as the Corporation, acting reasonably, may deem appropriate or necessary in order to comply with applicable United States securities laws; and

(f)

the Agent will not transfer beneficial ownership on its records or on accounts held on its behalf on the records of any depository, or request that any depository transfer beneficial ownership of the Securities unless the Agent reasonably believes at the time of such transfer that the transferor has complied with the transfer restrictions imposed on the legends set forth on the certificates evidencing such Securities.

3.

 Representations and Warranties of the Corporation

3.1

The Corporation hereby represents, warrants and covenants to the Agent and the Purchasers as follows, and acknowledges that the Agent and the Purchasers are relying upon such representations, warranties and covenants (and confirms, for greater certainty, that the Purchasers, in addition to the Agent, shall have the benefit of such representations and warranties). The representations and warranties of the Corporation contained in this Section 3 shall be true and correct on and as of the date of this Agreement and the Closing Date with the same force and effect as if then made by the Corporation. All references in this Section 3.1 to the Corporation shall, to the extent that the representations and warranties below are applicable to each Material Subsidiary, be deemed to include the Material Subsidiary.

(a)

the Corporation is duly organized and validly existing under the laws of the State of Florida, is in good standing, current and up to date with all material filings required to be made by it and has all requisite corporate capacity, power and authority and is qualified or authorized to: (i) carry on its business as now conducted and to own or lease and operate its property and assets in all jurisdictions where such qualification or authorization is required; (ii) undertake the Offering and to carry out all other obligations and transactions contemplated herein, including entering into, executing and delivering the Documents and carrying out its obligations thereunder; (iii) create and issue the Agent's Compensation Options; (iv) create, offer, issue and sell the Units, the Common Shares and the Warrants in accordance with this Agreement; and (v) allot, reserve, issue and deliver the Warrant Shares underlying the Warrants and the Agent's Compensation Shares underlying the Agent's Compensation Options;

(b)

the Common Shares and Warrants comprising the Units, the Warrant Shares and the Agent's Compensation Shares have been duly authorized and allotted for issuance to the Purchasers and the Agent (as the case may be) and will not be subject to pre emptive or similar rights, and upon the due exercise of the Warrants and the Agent's Compensation Options in accordance with their respective terms, the Warrant Shares and Agent's Compensation Shares will be validly issued and fully paid and non assessable shares in the capital of the Corporation and will not be subject to pre emptive or similar rights;

(c)

as at the Time of Closing, all necessary notices and filings will have been made with the Exchange (with the exception of items (1), 8(v) and 8(xiv) set forth in the conditional approval letter dated August 25, 2011 from the Exchange regarding the Corporation's application for listing its Common Shares on the Exchange); and all necessary approvals and authorizations obtained by the Corporation from the Exchange to ensure that the Common Shares comprising a portion of the Units, the Warrant Shares issuable upon exercise of the Warrants, and the Agent's Compensation Shares issuable upon exercise of the Agent's Compensation Options, will be listed and posted for trading on the Exchange as soon as possible   after their issuance;

(d)

 Schedule "3.1(d)" to this Agreement sets out the material subsidiaries of the Corporation (the "Material Subsidiaries") and specifies the Corporation's direct or indirect equity interest in the Material Subsidiaries. The Material Subsidiaries are, and will be at the Closing Date, duly organized and validly existing under their respective governing law, are in good standing under their respective governing law, and current and up to date with all material filings required to be made by them and have all requisite corporate capacity, power and authority and are qualified or authorized to carry on their business as now conducted and to own or lease and operate their respective property and assets in all jurisdictions where such qualification or authorization is required. All of the issued and outstanding shares in the capital of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and, except as otherwise noted in Schedule "3.1(d)" or other than as disclosed to the Agent in the legal opinions delivered pursuant to Section 6.1(c) of this Agreement, are directly or indirectly beneficially owned by the Corporation, free and clear of any liens; and none of the outstanding shares of the capital stock of the Material Subsidiaries was issued in violation of the pre-emptive or similar rights of any security holder of such entity. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to, directly or indirectly, sell, transfer or otherwise dispose of any capital stock of the Material Subsidiaries except as noted in Schedule "3.1(d)" or Schedule "3.1(j)". No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy;

(e)

the authorized share capital of the Corporation consists of 100,000,000 shares of Common Shares with a par value of US$0.0001 per Common Share, and 50,000,000 preferred shares (issuable in series) with a par value of US$0.0001 per preferred share, of which 60,590,840 Common Shares and no preferred shares were issued and outstanding as of the close of business on November 1, 2011. Such issued and outstanding Common Shares are validly issued and outstanding, fully paid and non assessable and the Corporation is not subject to any pre-emptive or similar rights;

(f)

the Corporation is not in violation of its certificate of incorporation and bylaws or in breach or violation of any of the terms or provisions of, or in default (whether after notice or lapse of time or both) thereunder, and the execution, delivery, performance and compliance of or with the terms of this Agreement, the Warrants, the Agent's Compensation Options, and the other material contracts to which it is a party, and the issue and sale of the Units, the Common Shares, the Warrants, the Warrant Shares, the Agent's Compensation Options, and the Agent's Compensation Shares by the Corporation pursuant to the Documents does not and will not result in any breach, violation or default, under (i) any of the material contracts, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject where such breach, violation or default could have a Material Adverse Effect on the Corporation, (iii) its certificate of incorporation and bylaws, or (iv) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its business or properties;

(g)

the Corporation is in compliance in all material respects with the Exchange Act and Applicable Securities Laws and no Material Change relating to the Corporation has occurred within the past 12 months that has not been generally disclosed and that in relation thereto the requisite disclosure has not been made under the Exchange Act or Applicable Securities Laws and no such disclosure has been made on a confidential basis;

(h)

as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the U.S. Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)

all information which has been prepared by the Corporation relating to the Corporation and its business, properties and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing, sales and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects (other than forecasts, projections or other forward looking statements), and no fact or facts have been omitted therefrom which would make such information, in light of the circumstances under which they were made, misleading. All such forecasts, projections and other forward looking statements are based on information which  the Corporation believed to be true and correct in all material respects as of the date thereof;

(j)

 except as set forth in Schedule "3.1(j)" hereto, the Corporation is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of Common Shares or securities convertible into or exchangeable for Common Shares;

(k)

all agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S K to which the Corporation or a Material Subsidiary is a party, or the property or assets of the Corporation or a Material Subsidiary of the Corporation are subject, have been filed as exhibits to the SEC Documents;

(l)

each of the Corporation and the Material Subsidiaries has conducted and is conducting its respective businesses in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on its respective businesses and possesses all material certificates, authorities, permits or licences issued by the appropriate provincial, state, municipal, federal or other governmental or regulatory agency or body necessary to carry on its respective businesses currently as carried on, or contemplated to be carried on, in each such jurisdiction involving Oman, is in compliance in all material respects with such certificates, authorities, permits and licences and with all laws, regulations, tariffs, rules, orders and directives material to its respective operations, including, without limitation, all laws, regulations and statutes relating to mining claims, concessions, licences, leases or other instruments and none of the Corporation nor the Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, authorities, permits, licences, mining claims, concessions, leases or other instruments conferring mineral rights which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the Corporation's or the Material Subsidiaries'   respective business, operations, financial condition or income, and none of the Corporation nor the Material Subsidiaries has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any such licence, permit, approval, consent, certificate, registration or authorization;

(m)

all of the contractual arrangements pursuant to which the Corporation and the Material Subsidiaries, as applicable, have an interest in mining claims, concessions, licences and leases or other instruments conferring mineral rights, and all of the licences held directly by the Material Subsidiaries, all comprising the Block 5 and Block 6 properties of the Corporation in Oman, (collectively, the "Mineral Interests") are in good standing under applicable laws, are valid and enforceable, and there has been no material default under any such Mineral Interests and all taxes required to be paid with respect to such Mineral Interests to the date hereof have been paid. The Mineral Interests are free of all mortgages, liens, charges, pledges, security interests, encumbrances, material claims and demands, and no other property or mineral rights are necessary for the conduct of   the business of the Corporation and the Material Subsidiaries. Except as contemplated in such contractual arrangements and subject only to the provisions of the laws of Oman applicable to the Corporation, there are no restrictions on the ability of the Corporation or the Material Subsidiaries, as applicable, to use, transfer or otherwise exploit the Mineral Interests, and the Corporation does not know of any material claim or basis for a material claim that might or could adversely affect its rights, or the rights or the Material Subsidiaries to use, transfer   or otherwise exploit such Mineral Interests. None of the Corporation or the Material Subsidiaries has any responsibility or obligation to pay any commission, royalty, licence, fee or similar payment to any person with respect to any of the Mineral Interests, except as disclosed in the Exchange listing application of the   Corporation. Without limitation to the foregoing, neither the Corporation nor the Material Subsidiaries have any outstanding liabilities or payment obligations   arising from the winding up of any entity within the Corporation's group which   was the holder of property rights relating to the material assets of the Corporation and the Material Subsidiaries;

(n)

any and all material agreements pursuant to which the Corporation holds or derives, directly or indirectly, its Mineral Interests and any other material assets or properties or is entitled to the use thereof are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms against the Corporation or the Material Subsidiaries, and none of the Corporation nor the Material Subsidiaries is in material default of any of the provisions of any such agreements nor has any such default been alleged, and none of the Corporation nor the Material Subsidiaries is aware of any material disputes with respect thereto except where such default or dispute would not have a Material Adverse Effect on the Corporation or the Material Subsidiaries;

(o)

none of the Corporation nor the Material Subsidiaries is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any material commitment, agreement, document or other instrument to which the Corporation or the Material Subsidiaries is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder and which would have a Material Adverse Effect on the Corporation or the Material Subsidiaries;

(p)

each of the Documents has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of the Corporation, enforceable in accordance with its respective terms, except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; and (iii) rights of indemnity, contribution and the waiver of contribution provided for herein may be limited under applicable law;

(q)

the entering into of and the performance of the transactions contemplated herein and in the Documents:

(i)

do not require any consent, approval, authorization or order of any court or governmental agency or body or any shareholder approval, except that which may be required under Applicable Securities Laws or by the Exchange;

(ii)

will not contravene any statute or regulation of any governmental authority which is binding on the Corporation;

(iii)

will not result in the breach of, or be in material conflict with, or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by laws or resolutions of the Corporation or any material mortgage, note, indenture, contract or agreement (written or oral), instrument, lease or other document to which the Corporation is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would materially and   adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or would otherwise have a Material Adverse Effect on the Corporation; and

(iv)

there is no action, proceeding or, to the Corporation's knowledge, investigation pending or, to the Corporation's knowledge, threatened by or against or affecting the Corporation at law or in equity or before any international, federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect on the Corporation or which questions the validity of the issuance of the Units, the Common Shares, the Warrants, the Warrant Shares, the Agent's Compensation Options and the Agent's Compensation Shares, or any action taken or to be taken by the Corporation in connection with this Agreement or any Document;

(r)

the audited annual consolidated financial statements of the Corporation as at and for the year ended December 31, 2010 and the unaudited interim financial statements of the Corporation as at and for the six month period ended June 30, 2011 (including the related notes thereto) (collectively, the "Financial Statements") were prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis during the period (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC's rules and instructions for Reports on Form 10 Q) and fairly present in all material respects the consolidated financial position of the Corporation as of December 31, 2010 and June 30, 2011, respectively, and the consolidated statements of operations, cash flows and shareholders' equity for the year ended December 31, 2010 and the six month period ended June, 2011, respectively. Since December 31, 2010, there has been no Material Change, other than in the normal course of business, by the Corporation in its accounting policies, methods, practices or principles, except as disclosed in the notes to the Financial Statements with respect to periods ending prior to the date of this Agreement;

(s)

 there are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are required to be disclosed or reflected in the Financial Statements that are not disclosed or reflected as required;

(t)

Deloitte & Touche LLP, which has expressed its opinion on the audited financial statements of the Corporation for the fiscal year ended December 31, 2010, is and has been "independent" with respect to the Corporation at all relevant times in accordance with the Exchange Act and the rules and regulations of the Exchange;

(u)

there has not been any "reportable event" (as defined in Item 304 of Regulation S-K nor any disagreements with any accountants, in each case, that were required to be disclosed in the SEC Documents to such Item 304 that have not been so disclosed;

(v)

 the Corporation maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that: (i) material transactions are executed with management's authorization; (ii) material transactions are recorded as necessary to permit preparation of consolidated financial statements of the Corporation and to maintain accountability for the Corporation's consolidated assets; and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis;

(w)

the Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a 15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and the Material Subsidiaries is accumulated and communicated to management of the Corporation as appropriate to allow timely decisions regarding required disclosure. The Corporation carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a 15 of the Exchange Act through June 30, 2011, as disclosed in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2011;

(x)

the Corporation is in compliance with the applicable provisions of the Sarbanes Oxley Act of 2002;

(y)

 the Corporation is in compliance with all material corporate governance requirements of the Exchange Act, and is in material compliance with Applicable Securities Laws;

(z)

 except for the Agent and any member of the selling group which may be appointed by the Agent, there are no persons, firms or corporations acting or purporting to act at the request of the Corporation, who are entitled to any brokerage or finder's fee in connection with the Offering. In the event any person, firm or corporation acting or purporting to act for the Corporation becomes entitled at law to any fee from the Agent, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defense thereof;

(aa)

except where the failure to file such documents or pay such amounts would not have a Material Adverse Effect on the Corporation or the Material Subsidiaries, each of the Corporation and the Material Subsidiaries has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and none of the Corporation nor the Material Subsidiaries is, to the best of its knowledge, aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases it might reasonably be expected to have a Material Adverse Effect on the Corporation and the Material Subsidiaries taken as a whole;

(bb)

to the knowledge of the Corporation, the material operations carried on by the Corporation and the Material Subsidiaries are in material compliance with all applicable federal, provincial, State and municipal environmental, health and safety statutes, regulations and permits. To the knowledge of the Corporation, none   of the material operations of the Corporation and the Material Subsidiaries are subject to any judicial or administrative proceeding alleging the material violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined   below) into the environment. Except in material compliance with applicable environmental laws, none of the premises currently occupied by the Corporation or the Material Subsidiaries has at any time been used by the Corporation or the Material Subsidiaries or, to the knowledge of the Corporation, by any other occupier, as a waste storage or waste disposal site or to operate a waste management business. The Corporation and the Material Subsidiaries have no material contingent liability of which the Corporation has knowledge in connection with any release of any Hazardous Material on or into the environment from any of   the premises currently occupied by the Corporation or the Material Subsidiaries or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws or to the extent such non compliance, if any, would not have a Material Adverse Effect on the Corporation and the Material Subsidiaries taken as a whole. Neither the Corporation nor the Material Subsidiaries, nor, to the knowledge of the Corporation, any occupier of the premises currently occupied by the Corporation or the Material Subsidiaries,   generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable   federal, provincial, state or municipal legislation) on any of the premises currently occupied by the Corporation or the Material Subsidiaries in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health except to the extent that any such contravention would not have a Material Adverse Effect on the   Corporation and the Material Subsidiaries taken as a whole.  To the knowledge of the Corporation, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the premises currently occupied by the Corporation or the Material Subsidiaries in   contravention of applicable federal, provincial, state or municipal laws or   regulations enacted for the protection of the natural environment or human health, except to the extent that any such contravention would not have a Material Adverse Effect on the Corporation and the Material Subsidiaries taken as a whole. For the purposes of this subparagraph, "Hazardous Material" means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health;

(cc)

each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Corporation or any of its affiliates for employees or former employees of the Corporation has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of Title 26 of the Code, has occurred which would result in a material liability to the Corporation with respect to any such plan excluding   transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of Title 26 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of Title 26 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(dd)

the Corporation is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules of the SEC   promulgated thereunder;

(ee)

neither the Corporation nor the Material Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or the Material Subsidiaries has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations   thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Corporation and each Material Subsidiary and, to the knowledge of the Corporation, the Corporation's affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ff)

the operations of the Corporation are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Corporation is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency   (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(gg)

neither the Corporation nor any of its Material Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Material Subsidiaries, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(hh)

neither the Corporation nor the Material Subsidiaries has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of:

(i)

the purchase of any material property or any material interest therein or the sale, transfer or other disposition of any material property or any material interest therein currently owned, directly or indirectly, by the Corporation or the Material Subsidiaries whether by asset sale, transfer of shares, or otherwise; or

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation) of the Corporation or the Material Subsidiaries;

(ii)

 no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued by any exchange or any securities regulatory authority, and no proceedings for this purpose have been instituted, or are to the Corporation's knowledge, pending or contemplated or threatened;

(jj)

since incorporation, neither the Corporation nor the Material Subsidiaries has, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed   to do any of the foregoing;

(kk)

the Corporation does not have any material loans or other indebtedness outstanding which have been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at "arm's length" other than in the ordinary course of business;

(ll)

Island Stock Transfer at its office in St. Petersburg, Florida, has been duly appointed as the main transfer agent and registrar for the Common Shares, and Equity Financial Trust Company at its office in Toronto, Ontario, has been duly appointed as the co transfer agent for the Common Shares;

(mm)

all of the material transactions of the Corporation and the Material Subsidiaries have been properly recorded or filed in or with the books or records of the Corporation and the Material Subsidiaries, as applicable, provided to the Agent and their counsel, and the books or records of the Corporation and the Material Subsidiaries contain all records of the material meetings and proceedings of such companies' directors and shareholders since their incorporation;

(nn)

there are no actions, suits, judgments, investigations or proceedings outstanding, or, to the best of its knowledge, pending or threatened against or affecting the Corporation or the Material Subsidiaries, or their respective directors or officers at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in a Material Adverse Effect on the Corporation and the Material Subsidiaries taken as a whole and, to the best of the Corporation's knowledge, there is no basis therefor;

(oo)

the Corporation has not withheld, and will not withhold from the Agent, until the completion of the distribution of the Units, the Common Shares, the Warrants and the Agent's Compensation Options any Material Facts or Material Changes relating to the Corporation or the Material Subsidiaries;

(pp)

neither the Corporation nor the Material Subsidiaries is party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation or the Material Subsidiaries;

(qq)

the directors of the Corporation and their compensation arrangements with the Corporation are disclosed in the Public Record to the extent required by the Exchange Act or Applicable Securities Laws;

(rr)

all of the material contracts and agreements of the Corporation and the Material Subsidiaries not made in the ordinary course of business have been disclosed to the extent required in accordance with the Exchange Act or Applicable Securities Laws. Neither the Corporation nor the Material Subsidiaries has received notification from any party claiming that the Corporation or Material Subsidiaries is in material breach or default under any such material contract or agreement;

(ss)

the Corporation has been and is in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non compliance would not have a Material Adverse Effect, and has not engaged in any unfair labour practice;

(tt)

no material labour dispute with the employees of the Corporation or the Material Subsidiaries exists or, to the knowledge of the Corporation and the Material Subsidiaries, is imminent;

4.

 Representations, Warranties and Covenants of the Agent

4.1

The Agent hereby represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement, that:

(a)

 the Agent has all requisite power and authority and good and sufficient right and authority to enter into, deliver and carry out their obligations under this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(b)

 the Agent and its respective agents and representatives have complied and will comply with all Applicable Securities Laws in connection with the offer and sale of the Units, the Common Shares and the Warrants;

(c)

 the Agent is appropriately registered under the Applicable Securities Laws so as to permit it to lawfully fulfill their obligations hereunder, including the sale of the Units, the Common Shares and the Warrants;

(d)

 the Agent has not and will not make any representations or warranties with regard to the Corporation or its securities, which are not otherwise publicly disclosed;

(e)

the Agent is an "accredited investor" as such term is defined in National Instrument 45 106 entitled Prospectus and Registration Exemptions, by virtue of being a partnership or corporation registered under the securities legislation of a province of Canada as a "dealer" (as such term is defined under such legislation) and not being a partnership or corporation registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); and

(f)

the Agent will be acquiring Agent's Compensation Options as principal for its own account and not with a view to the distribution of such securities or any of the securities underlying such securities.

4.2

The Agent hereby covenants with the Corporation that:

(a)

all solicitation, offering and other selling efforts carried out by the Agent in connection with the Offering have been made and will be made solely in the Qualifying Jurisdictions, and all purchases of the Units, the Common Shares and the Warrants have been made and will be made, in compliance with Applicable Securities Laws and in a manner such that no prospectus, offering memorandum or other disclosure document need be prepared and filed or delivered by the Corporation in connection with the Offering, no registration of any of the issued   and outstanding Common Shares is required under the laws of any jurisdiction   including, without limitation, the United States, or such that the Corporation is not   made subject to a new continuous disclosure or other reporting requirement;

(b)

no delivery has been or will be made by the Agent to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an offering memorandum under Applicable Securities Laws;

(c)

unless the Purchasers have completed a Minimum Amount Investment Certificate or a Foreign Purchaser's Certificate, the Agent will only offer and sell the Units, the Common Shares and the Warrants to Purchasers whom they have reasonable belief to be Accredited Investors; and

(d)

all information not currently in the public domain provided by the Corporation or its representatives or advisors to the Agent or to any representative or advisor of any of the Agent shall be kept confidential by the Agent and its representatives and advisors.

5.

 Covenants of the Corporation

5.1

The Corporation hereby covenants to the Agent and the Purchasers (and confirms, for greater certainty, that the Purchasers, in addition to the Agent, shall have the benefit of such covenants as if they had been made directly to the Purchasers), that the Corporation:

(a)

will take all steps as may be reasonably necessary to enable the Units, the Common Shares and the Warrants to be sold on a private placement basis in the Qualifying   Jurisdictions y way of exemptions from the prospectus filing requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Offering;

(b)

subject to Exchange approval, undertakes to either (i) file with the SEC a registration statement on Form S 1 (the "Registration Statement") registering for resale the Common Shares issued in the Offering and the Warrant Shares, and to further use commercially reasonable efforts to cause such Registration Statement to be declared effective under the U.S. Securities Act by the SEC no later than the date that is four months and one day following the Closing Date and to remain   effective and available for use until the date that is twelve months following the   Closing Date (the "Registration Period") or (ii) effect a reorganization of the Corporation on or before the date that is four months and one day after the Closing Date with the purpose of causing the Corporation to qualify as a "foreign private   issuer" within the meaning of Rule 405 under the U.S. Securities Act and resulting in the removal of resale restrictions from the Common Shares issued in the Offering and Warrant Shares for non affiliates of the Corporation under United   States securities laws, provided however, that if the Corporation fails, within the Registration Period, either to file and cause to become and remain effective and   available for use a Registration Statement or effect a reorganization, in each case as provided above, Purchasers of the Units under this Offering will be entitled to receive as a penalty (the "Penalty") and as the sole remedy for failure to file or cause to remain effective the Registration Statement or complete a reorganization as provided herein, and for no additional consideration, 0.1 of a Common Share for each Unit issued pursuant to the Offering which such Purchaser then continues to hold and has not otherwise resold or transferred, and, provided further, the Penalty shall not be payable by the Corporation if after the Corporation has filed and caused to become effective a Registration Statement within the Registration Period and such Registration Statement then ceases for any reason (including without limitation by reason of a stop order, or the Corporation's failure to update the Registration Statement), to be effective or available for use by the Purchasers of the Common Shares and Warrants Shares (the "Default Event") and either:

(i)

the Corporation has within 30 days of the Default Event notified the Purchasers that the Registration Statement is effective and available for use, or

(ii)

at the time of such failure and for the entire duration of such failure, the Common Shares and Warrant Shares may be sold by such Purchaser on the Exchange without registration pursuant to Rule 144 under the U.S. Securities Act.

It is understood that the Agent shall not be entitled to the Penalty or any other remedy with respect to the Agent's Compensation Shares.

(c)

shall, prior to the filing of the Registration Statement, or any related prospectus or any amendment or supplement thereto furnish to the Agent copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Agent;

(d)

shall notify the Agent (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) as   promptly as reasonably possible and confirm such notice in writing (i) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any   or all of the Common Shares or Warrant Shares, or the initiation of any proceedings for that purpose, (ii) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, prospectus or other documents so that, in the case of a Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the   circumstances under which they were made, not misleading, and (iii) of the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material or that there is an occurrence or the existence of any facts or circumstances that cause the Corporation to believe that the prospectus in not in material compliance with Section 10 of the U.S. Securities Act, and that, in the determination of the Corporation, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or prospectus, provided however, in no   event shall any such notice contain any information which would constitute material, non public information regarding the Corporation or any of its Material Subsidiaries;

(e)

will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order stopping or suspending the effectiveness of a Registration Statement during the Registration Period;

(f)

shall upon the occurrence of any event contemplated by Section 5.1(d), as promptly as reasonably possible under the circumstances taking into account the Corporation's good faith assessment of any adverse consequences to   the Corporation and its stockholders of the premature disclosure of such event,   prepare a supplement or amendment, including a post effective amendment, to a Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies the Agent in accordance with Section 5.1(d) above to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Purchasers shall suspend use of such prospectus. The Corporation will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable;

(g)

all fees and expenses incident to the performance of or compliance with Section 5.1(b) through (f) above by the Corporation shall be borne by the Corporation;

(h)

shall indemnify and hold harmless each Purchaser, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls any such Purchaser (within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Corporation by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Common Shares, Warrant Shares and Agent's Compensation Shares and was reviewed and expressly approved in writing by such Purchaser expressly for use in a Registration Statement, such prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5.1(d), the use by such Purchaser of an outdated, defective or otherwise unavailable prospectus after the Corporation has notified the Agent in writing that the prospectus is outdated, defective or otherwise unavailable for use by the Purchasers. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Common Shares, Warrant Shares and Agent's Compensation Shares by any of the Purchasers;

(i)

will use its commercially reasonable best efforts to obtain the necessary regulatory consents from the Exchange to (i) list and post for trading the Common Shares on the Exchange and become a reporting issuer in at least one Province in Canada as soon as possible after the Closing Date, and (ii) list the Common Shares comprising a portion of the Units, the Warrant Shares issuable upon exercise of the Warrants and the Agent's Compensation Shares issuable upon exercise of the Agent's Compensation Options on the Exchange as soon as possible after the Closing Date;

(j)

shall, for the period beginning upon the listing of the Common Shares on the Exchange until the date that is 24 months after the Closing Date, use its commercially reasonable best efforts to maintain the listing of the Common Shares on the Exchange, subject to the discretion of the board of directors of the Corporation to take such action as it deems to be in the best interest of the Corporation and other than in connection with a take over bid, amalgamation or other business combination transaction (whether by way of merger, plan of arrangement, consolidation, asset acquisition or disposition or other transaction) completed in accordance with applicable legislation, and the Corporation shall comply, in all material respects, with the rules and regulations thereof;

(k)

 will not, directly or indirectly, for a period of 180 days following the Closing   Date, without the prior written consent of GMP, such consent not to be unreasonably withheld, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any additional Common Shares or any securities convertible or exchangeable into Common Shares, other than pursuant to (i) this Agreement; (ii) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the Closing Date; (iii) the issuance of Common Shares upon the exercise of convertible securities, warrants,   options, or any other commitment or agreements outstanding on or prior to the Closing Date or (iv) any acquisition carried out by the Corporation determined by the board of directors of the Corporation to be in the best interest of the Corporation;

(l)

within the time periods required under Applicable Securities Laws, shall file all such documents with the applicable Regulatory Authority and the Exchange and pay all such fees as may be required thereunder in respect of the Offering provided that under no circumstances shall the Corporation be required to register any of the Units or Warrant Shares or any of the other securities issuable in connection with the Offering, under the U.S. Securities Act or any state securities laws;

(m)

 intends to use the net proceeds from the Offering to fund exploration and development activity related to the Corporation's Mineral Interests and for working capital and general corporate purposes;

(n)

 from and including the date of this Agreement through to and including the Time of Closing, will do all such acts and things necessary to ensure that all of the representations and wan anties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

(o)

 will deliver to the Agent and to their legal counsel a copy of all letters,

submissions and other materials with respect to the Offering filed with the Regulatory Authorities, or any one of them, shortly following the time that the   materials are filed with the Regulatory Authorities; and

(p)

the Corporation shall use its reasonable commercial efforts to fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 6.

6.

 Conditions Precedent

6.1

The obligations of the Agent to complete the transactions contemplated in this Agreement and to deliver executed Subscription Agreements and the Subscription Proceeds to the Corporation is subject to the following conditions for the benefit  of the Agent which must be fulfilled at or prior to the Time of Closing, unless waived in writing by the Agent:

(a)

the Corporation delivering to the Agent, at the Time of Closing, a certificate dated the Closing Date addressed to the Agent and signed by the chief executive officer and chief financial officer of the Corporation (or such other officers of the Corporation as the Agent may agree to), in a form satisfactory to the Agent and their counsel, acting reasonably, certifying on behalf of the Corporation, and not in their personal capacities, to the best of their knowledge, information and belief, after due inquiry, that:

(i)

the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement to be complied with and satisfied   by the Corporation at or prior to the Time of Closing;

(ii)

the representations and warranties of the Corporation contained in this Agreement are true and correct, in all material respects, as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing after giving effect to the transactions contemplated by this Agreement; and

(iii)

the Corporation has made and/or obtained, on or prior to the Time of Closing, all necessary filings, approvals, consents and acceptances under Applicable Securities Laws, and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of this Agreement, the offering and sale of the Units in the Qualifying Jurisdictions (subject to completion of filings with certain Regulatory Authorities following the Closing Date);

and all of the foregoing matters being in fact true and correct as at the Time of Closing and the Agent having no knowledge to the contrary;

(b)

the Corporation delivering to the Agent, at the Time of Closing, a certificate dated the Closing Date addressed to the Agent and signed by the Corporation, in a form satisfactory to the Agent and their counsel, acting reasonably, certifying:

(i)

the constating documents of the Corporation;

(ii)

the resolutions of the directors of the Corporation relevant to the Offering; and

(iii)

the incumbency and signatures of signing officers of the Corporation;

(c)

the Agent having received favourable corporate and title opinions dated as of the Closing Date from counsel in the Oman and the British Virgin Islands, as applicable, respecting ownership of Gentor Resources Limited and the mineral titles respecting the Mineral Interests held by the Corporation in form and   substance satisfactory to the Agent's counsel and addressed to the Agent and their counsel, among others;

(d)

the Agent having received such favourable legal opinions of legal counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Agent), addressed to the Agent and the Purchasers and dated as of the Closing Date, in form and content acceptable to the Agent, acting reasonably, with respect to all matters which the Agent may reasonably request including, without limitation:

(i)

the Corporation being incorporated and validly existing under the laws of State of Florida;

(ii)

the Corporation having the corporate capacity and power to own and lease its properties and assets and to carry on its business as now conducted and to undertake the Offering and to carry out all other obligations and transactions contemplated herein, including entering into, executing and delivering the Documents and carrying out its obligations thereunder;

(iii)

all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of each of the Documents and the performance of its obligations thereunder, and each of the Documents having been duly executed and delivered by the Corporation and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution);

(iv)

the execution and delivery by the Corporation of the Documents, the fulfillment of the terms thereof by the Corporation and the issue and delivery on the Closing Date of the Units and Agent's Compensation Options and the certificates representing the Agent's Compensation Options as contemplated herein not constituting or resulting in a breach of or a default under, and not creating a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by laws of the Corporation;

(v)

the Common Shares comprising a portion of the Units, the Warrant Shares issuable upon exercise of the Warrants, and the Agent's Compensation Shares issuable upon exercise of the Agent's Compensation Options having been authorized and allotted for issuance and when issued being fully paid and non assessable;

(vi)

 the Agent's Compensation Options having been validly issued and created;

(vii)

 the Corporation having received conditional approval to list and post for trading its Common Shares on the Exchange;

(viii)

 the Exchange having conditionally accepted the listing of the Common Shares comprising a portion of the Units, the Warrant Shares issuable upon exercise of the Warrants and the Agent's Compensation Shares issuable upon exercise of the Agent's Compensation Options;

(ix)

 as of November 1, 2011, the authorized share capital of the Corporation consists of 100,000,000 Common Shares with a par value of US$0.0001 per share and 50,000,000 preferred shares (issuable in series) with a par value of US$0.0001 per preferred share;

(x)

the offering, issuance and sale of the Units to the Purchasers and the issuance of the Agent's Compensation Options in accordance with the terms and conditions of the Subscription Agreements and this Agreement having been effected in such a manner as to be exempt from the prospectus requirements of the Canadian Applicable Securities Laws, and no prospectus or other document being required to be filed, no proceedings being required to be taken and no approvals, permits, consents, orders or authorizations of any regulatory authority being required to be obtained by the Corporation under the Canadian Applicable Securities Laws to pen nit such offering, issuance and sale, other than the filing within 10 days after the date of the distribution, the report on Form 45 106F1 prepared and executed in accordance with National Instrument 45 106, together with the fees prescribed by the Canadian Applicable Securities Laws, if any, and, in the case of British Columbia, the prescribed fee checklist;

(xi)

the first trade by the Purchasers or the Agent (as applicable) of Common Shares comprising a portion of the Units, the Warrant Shares issuable upon exercise of the Warrants and the Agent's Compensation Shares issuable upon exercise of the Agent's Compensation Options by a holder resident in a Canadian Qualifying Jurisdiction or the Agent (as applicable)not being a distribution subject to prospectus requirements pursuant to Canadian Applicable Securities Laws subject to the usual qualifications;

(e)

 a legal opinion of Dorsey & Whitney LLP, the Corporation's special United States legal counsel, addressed to the Agent, to the effect that no registration of the Common Shares or Warrants under the U.S. Securities Act is required in respect of the Offering pursuant to and in accordance with the terms of this Agreement;

(f)

the Agent having received from the Corporation and/or its counsel a certificate of status (or its equivalent under the law of Florida) for the Corporation, dated within two (2) days prior to the Closing Date or earlier if logistics so dictate; and

(g) the Agent having received a certificate of the Corporation's registrar that certifies the number of Common Shares issued and outstanding on the date immediately prior to the Closing Date.

7.

 Closing

7.1

The closing of the transactions contemplated under this Agreement (the "Closing") will be completed at the offices of the Corporation's Canadian legal counsel, Macleod Dixon LLP, in Toronto, Ontario at 10:00 a.m. (Toronto time) on November 2, 2011 or at such other time and date as the Corporation and the Agent may agree (being the "Time of Closing" and the "Closing Date", respectively).

7.2

Unless otherwise agreed to by the Agent and the Corporation, not less than two Business Days prior to Closing, the Agent will deliver, or cause to be delivered, to the Corporation the Subscription Agreements executed by the Purchasers including the registration particulars for the certificates representing the Units purchased by such Purchasers.

7.3

At the Closing, the Agent (on their behalf and on behalf of the Purchasers) will deliver, or cause to be delivered to the Corporation a banker's draft, certified cheque or wire transfer payable on the Closing Date to the Corporation in an amount equal to the Subscription Proceeds, subject to those Subscription Proceeds being actually received by the Agent,   less an amount equal to the amount of the Agent's Fee and the Agent's Expenses (the "Net Proceeds").

7.4

At the Closing, the Corporation shall deliver executed Lock Up Agreements.

7.5

At the Closing, upon payment of the Net Proceeds of the Offering to the Corporation, the Corporation will deliver or cause to be delivered to the Agent, the following:

(a)

 a direction authorizing the Agent to retain from the Subscription Proceeds an amount equal to the Agent's Fee and the Agent's Expenses;

(b)

 definitive (global) certificates evidencing the Units sold and the Agent's Compensation Options, as directed by the Agent; and

(c)

 the requisite legal opinions, officer's certificates, receipts and other closing materials provided for in this Agreement.

7.6

The Corporation may, to the extent required by either the Subscription Agreements or Applicable Securities Laws, endorse each of the certificates for the Securities and Agent's Compensation Options with legends describing the applicable hold period and resale restrictions.

7.7

At the Closing, the Corporation shall deliver a copy of the Warrant Indenture.

8.

 Agent's Compensation

8.1

In consideration of the services to be rendered by the Agent to the Corporation hereunder, the Corporation agrees to pay to the Agent, at the time and in the manner specified herein, a cash fee (the "Agent's Fee") equal to 8.0% of the Subscription Proceeds realized from   the sale of the Units in connection with the Offering payable in cash at the Time of Closing. As additional consideration for the services of the Agent, the Corporation agrees to grant to the Agent at the Closing, non transferable compensation options (the "Agent's Compensation Options") entitling the Agent to subscribe for that number of Common   Shares of the Corporation (the "Agent's Compensation Shares") as is equal to 8.0% of the total number of Units sold pursuant to the Offering at an exercise price equal to Cdn$1.00 per Agent's Compensation Share for a period of twenty four months following Closing. At the Time of Closing, the Corporation shall execute and deliver to the Agent (or its agents, as the case may be) certificates evidencing the Agent's Compensation Options (the "Agent's Compensation Option Certificates") to which the Agent is entitled in a form to be agreed upon by the Agent and the Corporation, acting reasonably. For clarity, the Corporation and the Agent acknowledge and agree that no commission shall be payable to the Agent in respect of sales of securities pursuant to the Other Offering.

9.

 Termination of Agent's Obligations

9.1

The Agent shall be entitled, at its option, to terminate and cancel, without any liability on the Agent's part, its obligations under this Agreement by giving written notice to the Corporation at any time at or prior to the Time of Closing:

(a)

If the Agent is not satisfied, in its sole discretion, with its due diligence review;

(b)

if there should occur any Material Change (actual, contemplated or threatened) or any change in a Material Fact or occurrence of a Material Fact or event in the business, operations, assets, affairs, capital or condition (financial or otherwise) of the Corporation or the Material Subsidiaries which, in the opinion of the Agent, would reasonably be expected to have an adverse change or effect on the market price of the Common Shares or on the business, affairs, prospects or financial conditions of the Corporation or its material properties, held directly or indirectly;

(c)

 if the state of the financial markets, whether national or international, is such that,

in the sole opinion of the Agent, acting reasonably it would be impractical or unprofitable to offer or continue to offer the Units for sale;

(d)

 if there should develop, occur or come into effect or existence any event of any nature, action, state, condition or major financial occurrence or national or international consequence, including without limitation, accident, act of terrorism, public protest, governmental law or regulation which in the sole opinion of the Agent, acting reasonably, adversely affects or may adversely affect the financial markets or the business, operations, affairs, prospects or financial condition of the Corporation or its material properties or the market price or value or marketability of the Common Shares;

(e)

 if the Corporation is in breach of a material term, condition or covenant of this Agreement, or if any representation or warranty given by the Corporation in this Agreement becomes or is false;

(f)

 if any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any one of the officers or directors of the Corporation or any of its principal shareholders is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchange or any securities regulatory authority or any law or regulation is enacted or changed which in the opinion of the Agent, acting reasonably, materially and adversely affects the trading or distribution of the Units or may have an impact on the market price or value of the Units;

(g)

any order to cease trading the securities of the corporation is made or threatened by a securities regulatory authority; or

(h)

 the Agent determines that there exists any fact or circumstance not generally disclosed to the public or disclosed to the Agent which, in the opinion of the Agent might reasonably be expected to have a material adverse effect on the market price of the Common Shares.

9.2

The rights of termination contained in this Section as may be exercised by the Agent are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

9.3

If the obligations of the Agent are terminated under this Agreement pursuant to these termination rights, the Corporation's liabilities to the Agent shall be limited to the   Corporation's obligations under Sections 10, 11 and 12.

10.

 Indemnity

10 .1

The Corporation and its Material Subsidiaries (collectively, the "Indemnitor") hereby agree to indemnify and hold the Agent and its subsidiaries, affiliates, directors, officers, employees, partners, agents, controlling persons and shareholders and unitholders (hereinafter collectively referred to as the "Personnel") harmless from and against any   and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, suits, proceedings, costs or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Agent and/or their Personnel may become subject or otherwise involved in any   capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Agent and/or its Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non appealable shall determine that:

(a)

 the Agent and/or its Personnel have been grossly negligent, have been dishonest, have contravened any law, have contravened this Agreement or have committed willful misconduct or any fraudulent act in the course of such performance; and

(b)

 the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly or indirectly caused by the actions referred to in (a).

10.2

Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Agent may incur as a result of any action or litigation that may be threatened or brought against the Agent.

10.3  The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent and/or Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or the Agent and/or any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith provided the Agent act reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Agent's Personnel in connection therewith   unless such proceeding has been caused by or is the result of the gross negligence, dishonesty, fraud or misconduct of the Agent or any of its Personnel or the breach of any law or this Agreement by the Agent or any of its Personnel) and out of pocket expenses incurred by the Agent or any of its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

10.4

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or Personnel, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor,  the Agent or Personnel will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. The omission so to notify the Corporation shall not relieve the Indemnitor of any liability which the Indemnitor may have to the Agent and/or its Personnel except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had the Indemnified Party not so delayed in giving or failed to give the notice required hereunder. The Indemnitor shall on behalf of itself and Agent and/or their Personnel, as applicable, be entitled to (but not required) to assume the   defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agent and/or their Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agent   and/ortheir Personnel, as applicable, not to be unreasonably withheld, and none of the Agent and/or their Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.

10.5

Notwithstanding the foregoing paragraph, the Agent and/or their Personnel shall have the right, at the Indemnitor's expense, to employ counsel of the Agent's choice (provided that such counsel is acceptable to the Indemnitor, acting reasonably), in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; or (ii) the Indemnitor has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Inderrmitor or the Agent has advised the Agent that representation of both parties by the   same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Agent and/or their Personnel which are different from or in addition to those available to the Indemnitor (in which event and to that extent, the Indemnitor shall not have the right to assume or direct the defence on the Agent and/or its Personnel's behalf) or that there is a conflict of interest between the Indemnitor and the Agent and/or its Personnel or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Indemnitor shall not have the right to assume or direct the defence on the Agent and/or its Personnel's behalf).

10.6

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of their Personnel.

11.

 Contribution

11.1

If for any reason (other than the occurrence of any of the events itemized in paragraphs 10.1(a) and (b)), the indemnification provided for in Section 10 is unavailable to an Agent or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the   Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations; provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the Agent's Fees received by the Agent. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Agent may have by statute or otherwise by law.

12.

 Agent's Expenses

12.1

The Corporation will pay all reasonable expenses and fees in connection with the Offering including without limitation: (i) all reasonable expenses of or incidental to the creation, issue, sale or distribution of the Units; (ii) the fees and expenses of the Corporation's legal counsel; (iii) all reasonable costs incurred in connection with the preparation of documentation relating to the Offering, including the filing of the Registration Statement   or reorganization; (iv) all reasonable fees and disbursements of the Agent's legal counsel   to a maximum of Cdn$100,000 plus all applicable taxes; and (v) all reasonable "out of pocket expenses" of the Agent incurred in connection with the Offering   (collectively, (iv) and (v) are the "Agent's Expenses"). All expenses payable by the Corporation to the Agent in accordance with this Agreement shall be payable whether or not the Offering is completed. Any fees and expenses shall be deducted from the Subscription Proceeds at the Closing, unless otherwise indicated by the Agent.

13.

 Governing Law; Time of Essence

13.1

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and time shall be of the essence hereof.

14.

 Survival of Warranties, Representations, Covenants and Agreements

14.1

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Agent herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the issuance of the Units and the Agent's Compensation Options and shall continue in full force and effect, regardless of any investigation which may be carried on by the Agent, or on its behalf, until the earlier of: (i) the expiration of any applicable limitation period; and (ii) the date that is two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

15.

 Press Releases

15.1

The Corporation shall provide the Agent and its counsel with a copy of all press releases to be issued by the Corporation concerning the Offering contemplated hereby prior to the issuance thereof, and shall give the Agent and its counsel a reasonable opportunity to provide comments on any press release, subject to the Corporation's timely disclosure obligations under Applicable Securities Laws.

16.

 Notice

16.1

Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will be, in the case of the Corporation, addressed and telecopied or delivered to:

Gentor Resources, Inc.

1 First Canadian Place, 100 King Street West

Suite 7070, P.O. Box 419

Toronto, Ontario M5X 1E3

Attention: Arnold T. Kondrat, Executive Vice President

Facsimile No.: (416) 366 7722

with a copy to:

Macleod Dixon LLP

Toronto Dominion Centre

TD Waterhouse Tower

79 Wellington Street West

Suite 2300, P.O. Box 128

Toronto, Ontario M5K 1H1

Attention: Richard Lachcik

Facsimile No.: (416) 360 8277

and in the case of the Agent, be addressed and telecopied or delivered to:

GMP Securities L.P.

145 King Street West

Suite 300

Toronto, Ontario M5H 1J8

Attention: Kevin Reid and Michael Barman

Facsimile No.: (416) 943 6160

with a copy to:

Fasken Martineau DuMoulin LLP

333 King Street

Suite 2400, Bay Adelaide Centre

Toronto, Ontario M5H 2T6

Attention: Georges Dubé

Facsimile No.: (416) 364 7813

17.

 Counterpart Signature

17.1

This Agreement may be executed in one or more counterparts (including counterparts by facsimile or email) which, together, shall constitute an original copy hereof as of the date first noted above.

18.

 Enforceability

18.1

To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.

 Successors and Assigns

19.1

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agent and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

20.

Currency

20.1

References in this Agreement to "Cdn$" shall be to Canadian dollars and references to "US$" shall be to United States dollars.

20.

Entire Agreement

21.1

This Agreement constitutes the entire agreement between the Agent and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Agent and the Corporation (including the engagement letter agreement dated and accepted July 18, 2011 between the Agent and the Corporation).

21.

 General

22.1

Time shall be of the essence of this Agreement and any waiver by the parties of this section or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

22.2

The Schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

22.3

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

22.4

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

 22.5

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

22.6  The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

22.7

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

[Rest of page intentionally blank]

23.

Acceptance

23.1

If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below.

Yours very truly,

GMP SECURITIES L.P.

By: /s/ Kevin Reid

Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED this day of 2nd day of November, 2011

GENTOR RESOURCES, INC.

By: /s/ Donat Madilo

Authorized Signing Officer

SCHEDULE 3.1(d)

MATERIAL SUBSIDIARIES

Subsidiary	Jurisdiction	Direct or Indirect Beneficial Ownership
Gentor Idaho, Inc.	Idaho	100%
Gentor Resources Limited	British Virgin Islands	100%
Gentor Resources LLC	Oman	70%

SCHEDULE 3.1(j)

OPTIONS AND WARRANTS

The following table sets out the details of outstanding options granted by the Corporation as at November 2, 2011 pursuant to the Corporation's stock option plan:

Number of Options	Expiry Date	Exercise Price
725,000	August 30, 2015	US$0.75
400,000	April 1, 2016	US$0.90
Total: 1,125,000

The Corporation has also agreed to grant 100,000 stock options to an employee of the Corporation.

The following table sets out the details of outstanding warrants issued by the Corporation as at November 2, 2011:

Number of Warrants	Expiry Date	Exercise Price
400,000	April 20, 2012	Each such warrant is exercisable 1 Common Share at US$0.75 per Common Share
17,205,340	Ranging From April 27, 2012 to September 1, 2012	Each such warrant is exercisable for 1 Common Share at a price of US$0.90 per Common Share
1,222,500	Ranging from August 9, 2012 to October 11, 2012	Each such warrant is exercisable for ½ Common Share. For such warrants, two warrants must be exercised at any one time such that one full Common Share is being purchased at a price of Cdn$1.25.
Total: 22,427,840